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              LAW OFFICES

BALLARD SPAHR ANDREWS & INGERSOLL, LLP                          BALTIMORE, MD
    1735 MARKET STREET, 51ST FLOOR                                DENVER, CO
 PHILADELPHIA, PENNSYLVANIA 19103-7599                        SALT LAKE CITY, UT
             215-665-8500                                        VOORHEES, NJ
           FAX: 215-864-8999                                    WASHINGTON, DC
         www.ballardspahr.com                                   WILMINGTON, DE



                                 March 30, 2005


AIM Equity Funds
11 Greenway Plaza, Suite 100
Houston, TX  77046-1173

 Ladies and Gentlemen:

                  We have acted as counsel to AIM Equity Funds, a Delaware statutory trust (the "Trust"), in connection with the following:

                  (i) That certain Agreement and Plan of Reorganization (the "Libra Plan") by and among the Trust, on behalf of its series portfolio, AIM Aggressive Growth Fund ("Aggressive Growth") and AIM Investment Funds, on behalf of its series portfolio, AIM Libra Fund ("Libra") and A I M Advisors, Inc. ("AIM"), which provides for the reorganization of Libra with and into Aggressive Growth (the "Libra Reorganization"). Pursuant to the Libra Plan, all of the assets of Libra will be transferred to Aggressive Growth, Aggressive Growth will assume all of the liabilities of Libra and the Trust will issue shares of each class of Aggressive Growth to shareholders of Libra corresponding to the class of shares of Libra held by such shareholders. The value of each Libra shareholder's account with Aggressive Growth after the Libra Reorganization will be the same as the value of such shareholder's account with Libra immediately prior to the Libra Reorganization.

                  (ii) That certain Plan of Reorganization (the "Emerging Growth Plan") adopted by the Trust, on behalf of its series portfolios, AIM Aggressive Growth Fund ("Aggressive Growth") and AIM Emerging Growth Fund ("Emerging Growth"), which provides for the reorganization of Emerging Growth with and into Aggressive Growth (the "Emerging Growth Reorganization"). Pursuant to the Emerging Growth Plan, all of the assets of Emerging Growth will be transferred to Aggressive Growth, Aggressive Growth will assume all of the liabilities of Emerging Growth and the Trust will issue shares of each class of Aggressive Growth to shareholders of Emerging Growth corresponding to the class of shares of Emerging Growth held by such shareholders. The value of each Emerging Growth shareholder's account with Aggressive Growth after the Emerging Growth Reorganization will be the same as the value of such shareholder's account with Emerging Growth immediately prior to the Emerging Growth Reorganization.

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                  (iii) That certain Agreement and Plan of Reorganization (the
"Core Stock Plan") by and among the Trust, on behalf of its series portfolio, AIM Diversified Dividend Fund ("Diversified Dividend") and AIM Combination Stock & Bond Funds, on behalf of its series portfolio, AIM Core Stock Fund ("Core Stock") and AIM, which provides for the reorganization of Core Stock with and into Diversified Dividend (the "Core Stock Reorganization"). Pursuant to the Core Stock Plan, all of the assets of Core Stock will be transferred to Diversified Dividend, Diversified Dividend will assume all of the liabilities of Core Stock and the Trust will issue shares of each class of Diversified Dividend to shareholders of Core Stock corresponding to the class of shares of Core Stock held by such shareholders. The value of each Core Stock shareholder's account with Diversified Dividend after the Core Stock Reorganization will be the same as the value of such shareholder's account with Core Stock immediately prior to the Core Stock Reorganization.

                  (iv) That certain Agreement and Plan of Reorganization (the "Mid Cap Stock Plan") by and among the Trust, on behalf of its series portfolio, AIM Capital Development Fund ("Capital Development") and AIM Stock Funds, on behalf of its series portfolio, AIM Mid Cap Stock Fund ("Mid Cap Stock") and AIM, which provides for the reorganization of Mid Cap Stock with and into Capital Development (the "Mid Cap Stock Reorganization"). Pursuant to the Mid Cap Stock Plan, all of the assets of Mid Cap Stock will be transferred to Capital Development, Capital Development will assume all of the liabilities of Mid Cap Stock and the Trust will issue shares of each class of Capital Development to shareholders of Mid Cap Stock corresponding to the class of shares of Mid Cap Stock held by such shareholders. The value of each Mid Cap Stock shareholder's account with Capital Development after the Mid Cap Stock Reorganization will be the same as the value of such shareholder's account with Mid Cap Stock immediately prior to the Mid Cap Stock Reorganization.

                  (v) That certain Plan of Reorganization (the "Dent Plan") adopted by the Trust, on behalf of its series portfolios, AIM Weingarten Fund ("Weingarten") and AIM Dent Demographic Trends Fund ("Dent"), which provides for the reorganization of Dent with and into Weingarten (the "Dent Reorganization"). Pursuant to the Dent Plan, all of the assets of Dent will be transferred to Weingarten, Weingarten will assume all of the liabilities of Dent and the Trust will issue shares of each class of Weingarten to shareholders of Dent corresponding to the class of shares of Dent held by such shareholders. The value of each Dent shareholder's account with Weingarten after the Dent Reorganization will be the same as the value of such shareholder's account with Dent immediately prior to the Dent Reorganization.

                  As used herein, "Plans" shall refer to the Libra Plan, the Emerging Growth Plan, the Core Stock Plan, the Mid Cap Stock Plan and the Dent Plan; "Selling Funds" shall refer to Libra, Emerging Growth, Core Stock, Mid Cap Stock and Dent; "Buying Funds" shall refer to Aggressive Growth, Diversified Dividend, Capital Development and Weingarten; and "Reorganizations" shall refer to the Libra Reorganization, the Emerging Growth Reorganization, the Core Stock Reorganization, the Mid Cap Stock Reorganization and the Dent Reorganization.

                  In connection with our giving this opinion, we have examined copies of the Trust's Amended and Restated Certificate of Trust, Amended and Restated Agreement and Declaration of Trust, as amended (the "Trust Agreement"), resolutions of the Board of Trustees adopted March 22, 2005, and originals or copies, certified or otherwise identified to our


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satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

                  The opinion expressed below is based on the assumption that a Registration Statement on Form N-14 with respect to the classes of shares of each Buying Fund to be issued to the shareholders of the corresponding class of shares of each Selling Fund pursuant to the applicable Plans, as set forth on Exhibit A hereto (the "Buying Fund Shares"), will have been filed by the Trust with the Securities and Exchange Commission and will have become effective before any of the Reorganizations occur.

                  Based on the foregoing, we are of the opinion that the Buying Fund Shares are duly authorized and, when issued by the Trust to the shareholders of the applicable Selling Fund in accordance with the terms and conditions of the applicable Plan, will be legally issued, fully paid and nonassessable.

                  We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America and the Delaware Statutory Trust Act.

                  Both the Delaware Statutory Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of a fund for all loss and expense of any shareholder held personally liable for the obligations of that fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which a fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

                  We consent to the filing of this opinion as an Exhibit to the Trust's Registration Statement on Form N-14 and to the references to our firm under the following captions under the heading "The Reorganization(s)," "Other Terms," "Federal Income Tax Consequences" and "Legal Matters," in the combined Proxy Statement/Prospectus for each Selling Fund, which are included in such Registration Statement.

                                      Very truly yours,



                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP

                                      Ballard Spahr Andrews & Ingersoll, LLP
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                                   EXHIBIT A
                      BUYING FUND AND SELLING FUNDS SHARES



                                                    Corresponding Classes of
Classes of Shares of Selling Fund                     Shares of Buying Fund
---------------------------------                     ---------------------

          AIM Libra Fund                           AIM Aggressive Growth Fund
          Class A Shares                                 Class A Shares
          Class B Shares                                 Class B Shares
          Class C Shares                                 Class C Shares

                                                    Corresponding Classes of
Classes of Shares of Selling Fund                     Shares of Buying Fund
---------------------------------                     ---------------------

     AIM Emerging Growth Fund                      AIM Aggressive Growth Fund
          Class A Shares                                 Class A Shares
          Class B Shares                                 Class B Shares
          Class C Shares                                 Class C Shares



                                                     Corresponding Classes of
Classes of Shares of Selling Fund                      Shares of Buying Fund
---------------------------------                      ---------------------

       AIM Core Stock Fund                         AIM Diversified Dividend Fund
          Class A Shares                                  Class A Shares
          Class K Shares                                  Class A Shares
          Class B Shares                                  Class B Shares
          Class C Shares                                  Class C Shares
      Investor Class Shares                            Investor Class Shares



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                                                    Corresponding Classes of
Classes of Shares of Selling Fund                     Shares of Buying Fund
---------------------------------                     ---------------------

      AIM Mid Cap Stock Fund                      AIM Capital Development Fund
          Class A Shares                                 Class A Shares
          Class K Shares                                 Class A Shares
          Class B Shares                                 Class B Shares
          Class C Shares                                 Class C Shares
      Investor Class Shares                           Investor Class Shares
    Institutional Class Shares                     Institutional Class Shares



                                                   Corresponding Classes of
Classes of Shares of Selling Fund                    Shares of Buying Fund
---------------------------------                    ---------------------

 AIM Dent Demographic Trends Fund                     AIM Weingarten Fund
          Class A Shares                                Class A Shares
          Class B Shares                                Class B Shares
          Class C Shares                                Class C Shares